Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-167016 and 333-122934 on Form S-8, each of WEX Inc., of our report dated June 28, 2018, relating to the financial statements and supplemental schedule of WEX Inc. Employee Savings Plan appearing in this annual report on Form 11-K of the WEX Inc. Employee Savings Plan for the year ended December 31, 2017.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
June 28, 2018